EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa	Jane Miller
Chief Financial Officer	Corporate Relations Manager
(603) 595-7000	(603) 594-8585 ext. 3346

PRESSTEK COMPLETES PURCHASE OF PRECISION LITHOGRAINING CORP.

Hudson, NH — July 30, 2004 — Presstek, Inc. (Nasdaq:PRST), a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions for the graphic arts and laser imaging markets, today announced that Precision Lithograining Corporation of South Hadley, Massachusetts (“Precision”) has met the closing conditions of its sale to Presstek, and the parties have closed the transaction.

Prior to Presstek’s acquisition, Precision Lithograining Corporation was one of the largest independent plate manufacturers in North America and Presstek’s manufacturing partner for its Anthem and Freedom printing plates. Precision’s plate product portfolio includes the chemistry-free Anthem, Freedom and Aurora plates, as well as other conventional and digital printing plates for both web and sheetfed printing applications. The companies will maintain their respective operations, with Precision operating as a wholly owned subsidiary of Presstek.

Presstek’s Chief Financial Officer Moosa E. Moosa, “The closing price is approximately $12.3 million and will be paid in cash. Presstek has no plans at the present time to initiate any stock offerings in connection with this acquisition or other acquisitions in progress.”

Presstek’s President and CEO Edward J. Marino said, “We are very pleased to announce the closing of our acquisition of Precision. We believe this acquisition will provide Presstek with the capability to grow our chemistry-free and process-free market position, as well as leverage Precision’s strong conventional plate business. We would like to welcome Precision’s employees, customers and vendors into the Presstek family. We look forward to our future together.”

Precision’s former Vice President and new General Manager of Presstek’s Precision Business Unit, Dwight Klepacki said, “Precision is delighted to become a part of the Presstek family. We are looking forward to the exciting opportunities ahead, for both Precision and its customers.”

About Presstek

Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow and eliminate photographic darkrooms, film and toxic processing chemicals, thereby reducing printing cycle time and lowering

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production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for shorter print runs and faster turnaround while providing improved profit margins. The company’s subsidiary, Lasertel, Inc., supplies Presstek and external customers with the valuable laser diodes necessary for laser imaging applications. For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: info@presstek.com.

About Precision

Precision Lithograining Corporation is a manufacturer of high quality plate products at competitive pricing. Precision provides its customers with excellent value and service. Its extensive product lines include conventional and digital printing plates for both web and sheetfed applications. Precision’s products, including the new Aurora Ultra® processless thermal printing plate, are represented throughout the Americas, Europe, Asia and the Middle East through its dealer-partners under various private-label and Precision-branded technologies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected effects and benefits of the Presstek’s acquisition, the expected effects and benefits of the combination of the two Companies, the anticipated growth of the Companies, the Companies’ ability to develop, new or enhanced products, the ability of the Companies’ to achieve their stated objectives, the strength of the Companies’ relationships with its partners (both on manufacturing and distribution), and expectations regarding future growth and profitability. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, negative reactions to the acquisition from customers and partners, the ability to achieve the intended benefits of the acquisition, the ability to successfully integrate the two Companies, the ability of Presstek to maintain its financing, the ability of Presstek to meet its financial objectives, including its ability to manage the acquisition in an accretive manner within the first year, the Companies’ dependency on their strategic partners (both on manufacturing and distribution), the introduction of competitive products into the marketplace, shortages of critical or sole-source component supplies, manufacturing constraints or difficulties, the impact of general market factors in the print industry generally and the economy as a whole, market acceptance of and demand for the Companies’ products and technology and resulting revenues and other risks detailed in Presstek’s Annual Report on Form 10-K and Presstek’s other reports on file with the Securities and Exchange Commission. The words “looking forward,” “looking ahead”, “believe(s),” “should,” “will,” “expect(s),” “anticipate(s),” “opportunity,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Presstek undertakes no obligation to update any forward-looking statements contained in this news release.

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